                                                                               .
                                                                               .
                                                                               .
                                                                    EXHIBIT 12.1

                CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (IN THOUSANDS, EXCEPT RATIOS)


                                                                                                            Nine Months Ended
                                                                                                                   May 31,
                                                                                                        -------------------------
                                           1998         1999        2000         2001        2002           2002        2003
                                       ---------------------------------------------------------------  -------------------------
Earnings:
Income before income taxes per
       consolidated income statement        $47,321      $19,536     $30,041      $30,924     $23,382        $19,689     $15,622

Less:
     Minority interest                            0        1,576       2,265        1,588       1,576            792         948

Add:
     Interest expense                        12,821       13,752      13,531       12,312      17,565         13,528      11,710
                                       ---------------------------------------------------------------  -------------------------

Adjusted income before income taxes         $60,142      $31,712     $41,307      $41,648     $39,371        $32,425     $26,384
                                       ===============================================================  =========================

Fixed Charges
     Interest expense                       $12,821      $13,752     $13,531      $12,312     $17,565        $13,528     $11,710
                                       ===============================================================  =========================

Ratio of earnings to fixed charges              4.7          2.3         3.1          3.4         2.2            2.4         2.3
                                       ===============================================================  =========================
